Exhibit 99.1

For further information, contact:

John Spencer Ahn

Investor Relations

408-222-7544

johnahn@marvell.com

Marvell Technology Group Ltd. Announces Restructuring Actions to Drive Growth and Improve Profitability

Santa Clara, Calif. (November 2, 2016) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, networking, and connectivity semiconductor solutions, today announced restructuring actions intended to refocus its research and development (R&D), increase operational efficiency and improve profitability. These actions are expected to be fully implemented by the end of October 2017 to lower annual operating expenses from a current annualized run rate of $1.08 billion to the $820-840 million range.

Matt Murphy, Marvell’s President and Chief Executive Officer, explained, “The single biggest factor limiting the potential of the Cloud and utilization of billions of connected devices is the bandwidth of today’s technology. By focusing on our strengths in storing, moving, and accessing data at high speeds, Marvell is well-positioned to enable the technology of tomorrow.”

Marvell is pursuing two initiatives to achieve this focus:

•	Discontinuing specific R&D programs, streamlining engineering processes, and consolidating R&D sites for greater efficiency, which will eliminate approximately 900 positions worldwide. The Company also expects a significant reduction in legal and accounting costs. Altogether, these changes are expected to lower annual operating expenses by $180-200 million.

•	In addition, the Company plans to divest non-strategic businesses with approximately $60 million in operating expenses and $100 million in revenue, based on a first half of fiscal 2017 annualized run rate.

As a result of these actions, the Company expects to incur charges of $90-110 million over the next four quarters, including cash charges of $35-50 million. Restructuring and restructuring-related charges include an estimate of severance, asset impairment, lease termination fees, and other costs.

“These are difficult but necessary changes,” Murphy said. “I’m confident these actions will yield a greater return on our R&D investments, deliver the innovation our customers need, and generate the value our shareholders expect.”

Marvell does not plan to hold a conference call with investors and analysts in association with this press release. The Company will discuss the restructuring and cost reduction plan in more detail during its next quarterly earnings conference call, which is scheduled following the release of its third quarter of fiscal 2017 results on Thursday, November 17, 2016 at 1:45 p.m. Pacific Time.

Conference Call on Thursday, November 17, 2016

Marvell will conduct a conference call on Thursday, November 17, 2016 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal year 2017. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 11983150. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until December 17, 2016.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including those relating to the implementation of the proposed restructuring; expected reduction in headcount; expected reduction in operating expenses, including legal and accounting costs; expected increase in operating efficiency, increase in profitability and divestment of non-strategic businesses.

Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: Marvell’s ability to implement the proposed restructuring in a timely manner; the amount and timing of anticipated charges associated with the restructuring; Marvell’s ability to increase its operational efficiency and decrease its operating expenses to the anticipated level; its ability to divest certain non-strategic businesses within the anticipated timeframes and with the anticipated cost savings; the effect of litigation or regulatory activities, including the previously disclosed investigation by the United States Securities and Exchange Commission (“SEC”).

For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2016 as filed with the SEC on September 8, 2016, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell

Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the company’s storage, network infrastructure, and wireless connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

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